EXHIBIT 16.1

September 18, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of the Form 8-K of Natus Medical Incorporated dated September 18, 2003 and we agree with the statements made therein.

Yours truly,

/s/    Deloitte & Touche, LLP